Exhibit 1.1

30,000,000 Shares

LA QUINTA CORPORATION

COMMON STOCK (PAR VALUE $0.01 PER SHARE)

LA QUINTA PROPERTIES, INC.

CLASS B COMMON STOCK (PAR VALUE $0.01 PER SHARE)

UNDERWRITING AGREEMENT

November 20, 2003

November 20, 2003

Morgan Stanley & Co. Incorporated

Credit Lyonnais Securities (USA) Inc.

CIBC World Markets Corp.

c/o       Morgan Stanley & Co.

Incorporated

1585 Broadway

New York, New York 10036

Dear Sirs and Mesdames:

La Quinta Corporation, a Delaware corporation (“LQC”), and La Quinta Properties, Inc., a Delaware corporation (“LQPI” and, together with LQC, the “Company”), propose to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) 30,000,000 paired shares (the “Firm Shares”), with each paired share consisting of one share of common stock, par value $0.01 per share (“LQC Common Stock”), of LQC and one share of class B common stock, par value $0.01 per share (“LQPI Class B Common Stock” and, together with LQC Common Stock, a “Paired Share”), of LQPI.  LQC and LQPI also propose to issue and sell to the several Underwriters not more than an additional 4,500,000 Paired Shares (the “Additional Shares”) if and to the extent that you, as managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such Paired Shares granted to the Underwriters in Section 2 hereof.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”  The shares of LQC Common Stock and LQPI Class B Common Stock to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Paired Shares.”

The Company has filed with the Securities and Exchange Commission (the “Commission”) a joint registration statement on Form S-3 (Nos. 333-91998 and 333-91998-01), including a base prospectus, relating to the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”).  Such registration statement has been declared effective by the Commission and no post-effective amendment to such registration statement has been filed as of the date of this Agreement.  A final prospectus supplement relating to the Shares, the terms of the offering thereof and the other matters set forth therein has been prepared and will be filed pursuant to Rule 424 under the Securities Act in the form first used to confirm sales of the Shares (the “Prospectus Supplement”).  The aforementioned Registration Statement, as amended as of the date hereof, including the exhibits thereto, is herein called the “Registration Statement,” and the base prospectus included therein, as supplemented by the Prospectus Supplement, is herein called the “Prospectus,” in each case including the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference therein.  The term “preliminary prospectus” as used in this Agreement shall mean each preliminary prospectus used in connection with the marketing of the Shares, including the preliminary prospectus supplement dated as of November 13, 2003 and filed with the Commission on November 14, 2003 pursuant to Rule 424 under the Securities Act and any base prospectus (whether or not in preliminary form) used with any such preliminary prospectus supplement in connection with the marketing of Shares, in each case as any of the foregoing may be amended or supplemented by the Company.

1.                                       Representations and Warranties.  Each of LQC and LQPI represents and warrants to and agrees with each of the Underwriters that:

(a)                                  The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.  Each of LQC and LQPI satisfies the requirements for use of a registration statement on Form S-3.

(b)                                 (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(c)                                  Each of LQC and LQPI has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(d)                                 Each subsidiary of the Company has been duly incorporated or organized, as applicable, is validly existing as an entity in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, has the power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock and interests (whether membership, partnership or otherwise) of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by LQC or indirectly through one of its wholly-owned subsidiaries, free and clear of all liens, encumbrances, equities or claims, other than liens, encumbrances, equities or claims (i) arising under the Amended and Restated Credit Agreement dated as of November 12, 2003, by and among LQC, LQPI, the guarantors named therein and the agents and lenders party thereto and/or (ii) arising under the Amended and Restated Pledge and Security Agreement dated as of November 12, 2003, by and among LQC, LQPI, the guarantors named therein and the collateral agent named therein.

(e)                                  The Company owns the following percentage of the partnership or other equity interests in:  (i) LQ-West Bank Joint Venture – 1982, a Texas limited partnership (60% of the partnership interests of which are directly or indirectly owned by the Company); and (ii) La Quinta-Wichita Kansas No. 532, Ltd., a Texas limited partnership (50% of the partnership interests of which are directly or indirectly owned by the Company) (each, a “Joint Venture”).  Each Joint Venture of the Company has been duly formed and is validly existing as a limited partnership or limited liability company in good standing under the laws of its organization, has the power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.  Each of the Joint Venture interests have been duly and validly authorized and issued and free and clear of all liens, encumbrances, equities or claims.  The Company has no other interests in joint ventures, partnerships or limited liability companies in which unrelated third parties have interests, other than as set forth in this Section 1(e).

(f)                                    This Agreement has been duly authorized, executed and delivered by each of LQC and LQPI and constitutes a valid and binding agreement of LQC and LQPI and is enforceable against LQC and LQPI in accordance with the terms hereof, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited (i) by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors, and (ii) by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or law) (collectively, the “Enforcement Limitations”).

(g)                                 The authorized capital stock of each of LQC and LQPI conform as to legal matters in all material respects to the description thereof contained in the Prospectus.

(h)                                 The Paired Shares outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and non-assessable.  No person is entitled to preemptive or similar rights to acquire any securities of the Company.  Except (i) as set forth in the Prospectus, (ii) the Paired Shares issuable upon the conversion of the 9% Series B Cumulative Redeemable Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), of LQPI issued and outstanding on the date hereof or up to 100,000 shares of 9% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (with the rights, preferences and privileges set forth under the current certificate of incorporation of LQPI, the “Series A Preferred Stock”), of LQPI (or depository shares representing such Series A Preferred Stock) that may be issued after the date hereof in exchange for such Series B Preferred Stock issued and outstanding on the date hereof, (iii) the Paired Shares issuable pursuant to the La Quinta Corporation Employee Stock Purchase Plan and (iv) the Paired Shares issuable upon the exercise of options under the Company’s Amended and Restated 1995 Share Award Plan and the La Quinta Corporation 2002 Stock Option and Incentive Plan outstanding on the date hereof, there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company or any of its subsidiaries or the Joint Ventures, or obligations of the Company to issue, any Paired Shares or any other class of shares of capital stock of the Company or any of its subsidiaries or the Joint Ventures.

(i)                                     The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement on the Closing Date or the Option Closing Date, as applicable, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

(j)                                     The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene (i) any provision of applicable law or the certificate of incorporation (including, without limitation, Articles Ninth and Thirteenth thereof) or by-laws of LQC or LQPI, or (ii) any agreement or other instrument binding upon LQC, LQPI or any of the subsidiaries or the Joint Ventures that is material to the Company and its subsidiaries, taken as a whole, or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over or upon LQC, LQPI or any of the subsidiaries or the Joint Ventures except for in the case of clauses (ii) and (iii) for such contraventions that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

(k)                                  There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(l)                                     There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries or the Joint Ventures is a party or to which any of the properties of the Company or any of its subsidiaries or the Joint Ventures is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(m)                               Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(n)                                 The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(o)                                 The mortgages and deeds of trust encumbering the properties and assets of the Company and its subsidiaries and the Joint Ventures are not convertible nor do the Company or any of its subsidiaries or the Joint Ventures hold a participating interest therein.

(p)                                 Except as disclosed in the Prospectus:

(i)                                     as of September 30, 2003, the Company and its subsidiaries and the Joint Ventures owned 280 hotels and approximately 100 buildings that are adjacent to the hotels (each, a “Property” and, collectively, the “Properties”); provided that six of such Properties are located on land that is subject to a ground lease wherein the Company or one of its wholly-owned subsidiaries or Joint Ventures is the ground lessee);

(ii)                                  the Company (directly or indirectly through its wholly-owned subsidiaries or Joint Ventures) has good and marketable fee simple title to the land underlying the Properties (except for the six Properties for which the underlying land is subject to valid, subsisting and enforceable ground leases pursuant to which the Company or a subsidiary or Joint Venture is the ground-lessee) and good and marketable title to the improvements thereon, and all other assets that are required for the effective operation of such Properties in the manner in which they currently are operated, subject, however, to existing mortgages on such Properties, to utility easements serving such Properties and other immaterial easements, reciprocal easement agreements and licenses, to liens of ad valorem taxes and other assessments not delinquent, to zoning and similar governmental land use matters affecting such Properties that are consistent with the current uses of such Properties, to matters of title not adversely affecting marketability of title to such Properties, other immaterial statutory liens not due and payable, title matters that may be material in character, amount or extent but which do not materially detract from the value, or interfere with the use of, the Properties or otherwise materially impair the business operations being conducted or proposed to be conducted thereon, service marks and trade names used in connection with such Properties, ownership by others of certain items of equipment and other items of personal property that are not material to the conduct of business operations at such Properties and ownership of improvements pursuant to certain valid, subsisting and enforceable ground leases;

(iii)                               all liens, charges, encumbrances, claims, or restrictions on or affecting any of the Properties or the assets of the Company (directly or indirectly through its wholly-owned subsidiaries) or the Joint Ventures which are required to be disclosed in the Prospectus are disclosed therein;

(iv)                              any real property and buildings held under lease by the Company (directly or indirectly through its wholly-owned subsidiaries) or the Joint Ventures are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company, any of its subsidiaries or any of the Joint Ventures, except as described in or contemplated by the Prospectus;

(v)                                 no person has an option or right of first refusal to purchase all or part of any Property or any interest therein which is material to the Company and its subsidiaries, taken as a whole;

(vi)                              each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except if and to the extent disclosed or incorporated by reference in the Prospectus and except for such failures to comply that would not individually or in the aggregate result in a material adverse effect on the Company and its subsidiaries, taken as a whole;

(vii)                           the Company does not have knowledge of any pending or threatened condemnation proceedings, zoning change, or other similar proceeding or action that will in any manner affect the size of, use of, improvements on, construction on or access to any of the Properties, except such proceedings or actions that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; and

(viii)                        except as would not result in a material adverse effect on the Company and its subsidiaries, taken as a whole, (i) the ground leases under which the Company (directly or indirectly through its wholly-owned subsidiaries) holds or uses real property relating to the Properties are in full force and effect, and (ii) the Company, its subsidiaries and the Joint Ventures under such leases (A) are not in default in respect of any of the terms or provisions of such leases and (B) have not received notice of the assertion of any claim by anyone adverse to such person’s or entity’s rights as lessees under such leases, or affecting or questioning such person’s or entity’s right to the continued possession or use of the Property under such leases or of a default under such leases.

(q)                                 Except as disclosed in the Prospectus:

(i)                                     each Property, including, without limitation, the Environment (as defined below) associated with such Property, is free of any Hazardous Substance (as defined below) in violation of any Environmental Law (as defined below) applicable to such Property, except for Hazardous Substances that would not result in a material adverse effect on the Company and its subsidiaries, taken as a whole;

(ii)                                  except as disclosed in the Prospectus under the caption “Business- Environmental Matters,” neither the Company or any of its subsidiaries or any Joint Venture has caused or suffered to occur any Release (as defined below) of any Hazardous Substance into the Environment on, in, under or from any Property, and no condition exists on, in, under or, to the knowledge of the Company, adjacent to any Property that could result in the incurrence of liabilities or any violations of any Environmental Law applicable to such Property, give rise to the imposition of any Lien (as defined below) under any Environmental Law, or cause or constitute a health, safety or environmental hazard to any property, person or entity, except in each case that would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(iii)                               neither the Company or any of its subsidiaries or any of the Joint Ventures has received any written notice of a claim under or pursuant to any Environmental Law applicable to a Property or under common law pertaining to Hazardous Substances on or originating from any Property, except for any such claims which would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(iv)                              neither the Company or any of its subsidiaries or any of the Joint Ventures has received any written notice from any Governmental Authority (as defined below) claiming any violation of any Environmental Law applicable to a Property that is uncured or unremediated as of the date hereof, except for any such violations which would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole;

(v)                                 no Property is included or, to the knowledge of the Company, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the “EPA”), nor has the Company received any written notice from the EPA or any other Governmental Authority proposing the inclusion of any Property on such list; and

(vi)                              the Company and its subsidiaries and the Joint Ventures (A) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Prospectus and (B) is in compliance with all terms and conditions of any such permit, license or approval, except in each case where such noncompliance, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

As used herein:  “Hazardous Substance” shall include, without limitation, any hazardous substance, hazardous waste, toxic or dangerous substance, pollutant, solid waste or similarly designated materials, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste, including any such substance, pollutant or waste identified or regulated under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. Section 172.101, as heretofore amended, or in the EPA’s List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as heretofore amended); “Environment” shall mean any surface water, drinking water, ground water, land surface, subsurface strata, river sediment, buildings, structures, and ambient, workplace and indoor air; “Environmental Law” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) (“CERCLA”), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. Section 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. Section 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), and all other applicable Federal, state and local laws, ordinances, regulations, rules, orders, decisions and permits relating to the protection of the environment or of human health from environmental effects; “Governmental Authority” shall mean any Federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; “Lien” shall mean, with respect to any Property, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discard of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance or any release, emission, discharge or similar term, as those terms are defined or used in any Environmental Law.

(r)                                    Except as disclosed in the Prospectus, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(s)                                  There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any Paired Shares or securities convertible into Paired Shares.  There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include any securities of the Company with the Shares registered pursuant to the Registration Statement.

(t)                                    The Company and each of its subsidiaries and the Joint Ventures maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; the chief executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct as of the date of such statements; the Company maintains “disclosure controls and procedures” (as defined in Rule 13a-14(c) under the Exchange Act); and the Company is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act and the rules and regulations issued thereunder by the Commission.

(u)                                 Subsequent to the date as of which information is given in the Prospectus, (i) the Company and its subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) the Company and its subsidiaries have not purchased any of the Company’s outstanding capital stock, and the Company has not declared, paid or otherwise made any dividend or distribution of any kind on its capital stock except for the stated dividends payable on the Series A Preferred Stock, the stated dividends payable on the Series B Preferred Stock and any dividends paid or payable on the class A common stock, par value $0.01 per share, of LQPI, all of which is held by LQC; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, taken as a whole, except in each case as reflected in or contemplated by the Prospectus.

(v)                                 Except as disclosed in the Prospectus, the Company and its subsidiaries own or possess adequate trademarks, service marks, and trade names (collectively, “Intellectual Property”) necessary to conduct the business of the Company and its subsidiaries in the manner described in the Prospectus.  Neither the Company nor any of its subsidiaries is obligated to pay a royalty, grant a license, or provide other consideration to any third party in connection with any Intellectual Property other than pursuant to agreements or arrangements described in the Prospectus.  Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with (and the Company and its subsidiaries do not know of any infringement of or conflict with) any Intellectual Property rights of others but in no event will any infringement or alleged infringement, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole.

(w)                               No material labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its or any of its subsidiaries’ principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(x)                                   The Company and its subsidiaries and the Joint Ventures carry, are covered by or, except as described in the Prospectus under the caption “Risk Factors – Risks Associated with Our Industry – Our failure to obtain and maintain proper insurance on our hotel properties and our business could have a material adverse effect on us,” can obtain on commercially reasonable terms, insurance in such amounts and covering such risks as are adequate for the conduct of its business and the value of its properties; neither the Company nor any of its subsidiaries have been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries or the Joint Ventures has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(y)                                 Ernst & Young LLP are, and during the periods covered in their report incorporated by reference in the Registration Statement and the Prospectus PricewaterhouseCoopers LLP were, independent accountants with respect to the Company as required by the Securities Act.

(z)                                   The consolidated financial statements of the Company and its subsidiaries (together with the related notes thereto) included in the Registration Statement present fairly the consolidated financial position and results of the operations of the Company and its subsidiaries as of the respective dates indicated and for the respective periods specified, subject in the case of interim periods to normal year-end adjustments; and such consolidated financial statements (together with the related notes thereto) have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods presented except as otherwise stated therein.  The pro forma consolidated financial information of the Company and its subsidiaries included in the Registration Statement has been prepared in all material respects in accordance with the Commission’s rules and guidelines with respect to pro forma financial information; and the Company currently believes that the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(aa)                            Except as disclosed in the Prospectus, and subject to the Enforcement Limitations, each material contract, agreement (including, without limitation, franchise agreements) and license to which the Company or any of its subsidiaries is bound is legal, valid, binding, enforceable in accordance with its terms and in full force and effect against the Company or such subsidiary, and to the knowledge of the Company, each other party thereto.  Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any other party is in material breach or default with respect to any such contract, agreement and license, and, to the Company’s knowledge, no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under any such contract, agreement or license.  To the knowledge of the Company, no party has repudiated any material provision of any such contract, agreement or license.

(bb)                          The Company has filed a notice of listing of the Shares on the New York Stock Exchange; the Paired Shares are registered pursuant to Section 12(b) of the Exchange Act, and the outstanding Paired Shares (including the Shares) are listed for quotation on  the New York Stock Exchange, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Paired Shares under the Exchange Act or de-listing the Paired Shares from the New York Stock Exchange, nor has the Company received any notification that the Commission or the New York Stock Exchange is contemplating terminating such registration or listing.

(cc)                            The statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(dd)                          Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any of its employees in the scope of their employment by the Company or its subsidiaries, or its officers or directors, has at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office, or failed to disclose fully any contribution in violation of the law or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public of quasi-public duties, in the United States or any foreign jurisdiction, other than payments permitted by the laws of the United States and any other applicable jurisdiction.

(ee)                            The Company and its subsidiaries possess such franchises, permits, licenses, approvals, consents and other authorizations (collectively, “Governmental

Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess any such Governmental Licenses would not result in a material adverse effect on the Company and its subsidiaries, taken as a whole.  The Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not result in a material adverse effect on the Company and its subsidiaries, taken as a whole.  All of the Governmental Licenses of the Company and its subsidiaries are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not result in a material adverse effect on the Company and its subsidiaries, taken as a whole.  Neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, if the subject of an unfavorable decision, ruling or finding, would result in a material adverse effect on the Company and its subsidiaries, taken as a whole.

(ff)                                The Company is currently in compliance with all presently applicable provisions of the Americans with Disabilities Act, except for such noncompliance which would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and no failure of the Company to comply with all presently applicable provisions of the Americans with Disabilities Act would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(gg)                          LQPI was (and continues to be) organized in conformity with the requirements for qualification and taxation as a “real estate investment trust” (“REIT”) under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), elected to be taxed as a REIT (which election has not be terminated or revoked), has at all times met all of the requirements of the Code for qualification and taxation as a REIT, and will use its best efforts to continue to be organized and operated in a manner so as to qualify as a REIT under the Code, unless the Board of Directors of LQPI determines that it is no longer in the best interest of LQPI to continue to be so qualified; LQPI intends to continue to operate in a manner which would permit it to qualify as a REIT under the Code; LQPI has no intention of changing its operations or engaging in activities which would cause it to fail to qualify or make economically undesirable its continued qualification, as a REIT.

(hh)                          The Company and each of its subsidiaries and the Joint Ventures have timely and duly filed all material Tax Returns (as defined below) required to be filed by them, and all such Tax Returns are true, correct and complete in all material respects.  The Company and each of its subsidiaries and the Joint Venture have timely and duly paid in full all material Taxes (as defined below) required to be paid by them (whether or not such amounts are shown as due on any Tax Return).  There are no Federal, state, or other Tax audits or deficiency assessments proposed or pending with respect to the Company or any of its subsidiaries or the Joint Ventures, and no such audits or assessments are threatened, except for such audits or deficiency assessments with respect to (i) sales, use, property or other similar Taxes for which adequate reserves have been made by the Company or (ii) state and local income and franchise Taxes for which adequate reserves have been made by the Company and for clauses (i) and (ii) that would not individually or in the aggregate have a material adverse effect on the Company and its subsidiaries, taken as a whole.  As used herein, the terms “Tax” or “Taxes” mean (i) all Federal, state, local, and foreign taxes, and other assessments of a similar nature (whether imposed directly or through withholding), including any interest, additions to tax, or penalties applicable thereto, imposed by any governmental authority, and (ii) all liabilities in respect of such amounts arising as a result of being a member of any affiliated, consolidated, combined, unitary or similar group, as a successor to another person or by contract.  As used herein, the term “Tax Returns” means all Federal, state, local, and foreign Tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto filed or required to be filed with any governmental authority.

(ii)                                  The principal executive and principal financial officers are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and have (i) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under their supervision, to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to them by others within those entities, particularly during the periods in which the Joint Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 that is incorporated by reference in the Prospectus was being prepared, (ii) evaluated the effectiveness of the Company’s disclosure controls and procedures and presented in the Joint Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 that is incorporated by reference in the Prospectus their conclusions about the effectiveness of the disclosure controls and procedures as of the end of the third quarter of 2003 based on such evaluation and (iii) disclosed in the Joint Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 that is incorporated by reference in the Prospectus any change in the Company’s internal control over financial reporting that occurred during the third quarter of 2003 that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting.

(jj)                                  There is no transaction, arrangement or other relationship between the Company and an unconsolidated or other off-balance sheet entity that is required to be disclosed by the Company in the Prospectus and is not so disclosed or that otherwise would be reasonably likely to have a material adverse effect on the Company and its subsidiaries, taken as a whole.  There are no such transactions, arrangements or other relationships with the Company that may create contingencies or liabilities that are not otherwise disclosed by the Company in its Exchange Act filings.

(kk)                            The Company and its subsidiaries and the Joint Ventures are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts in all material respects as are customary in the businesses in which they are engaged or propose to engage after giving effect to the transactions described in the Prospectus including but not limited to, real or personal property owned or leased against theft, damage, destruction, act of vandalism and all other risks customarily insured against.  All policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or the Joint Ventures or the businesses, assets, employees, officers and directors of the Company and its subsidiaries and the Joint Ventures are in full force and effect.  The Company and its subsidiaries and the Joint Ventures are in compliance with the terms of such policies and instruments in all material respects.  Neither the Company nor any of its subsidiaries or the Joint Ventures has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or, except as described in the Prospectus under the caption “Risk Factors – Risks Associated with Our Industry – Our failure to obtain and maintain proper insurance on our hotel properties and our business could have a material adverse effect on us,” to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.  Within the past 12 months, neither the Company nor any of its subsidiaries or the Joint Ventures has been denied any insurance coverage which it has sought or for which it has applied.

2.                                       Agreements to Sell and Purchase.  Each of LQC and LQPI hereby jointly and severally agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at $5.34187 a share (the “Purchase Price”).

On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, each of LQC and LQPI jointly and severally agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to 4,500,000 Additional Shares at the Purchase Price.  You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice of each election to the Company to exercise the option not later than 30 days after the date of this Agreement.  Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased.  Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares (the “Closing Date”) nor later than ten business days after the date of such notice.  Additional Shares may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.  On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

Each of LQC and LQPI hereby jointly and severally agrees that, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, it will not, during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of LQC Common Stock or LQPI Class B Common Stock or any securities convertible into or exercisable or exchangeable for shares of LQC Common Stock or LQPI Class B Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares of LQC Common Stock or LQPI Class B Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of LQC Common Stock or LQPI Class B Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of Paired Shares upon conversion of the shares of Series B Preferred Stock issued and outstanding on the date hereof, (C) the issuance of 100,000 shares of Series A Preferred Stock (or depositary shares representing such shares of Series A Preferred Stock) in exchange for shares of Series B Preferred Stock issued and outstanding on the date hereof, (D) the issuance by the Company of Paired Shares under the La Quinta Corporation Employee Stock Purchase Plan as in effect on the date hereof or upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof, or (E) the grant of any options by the Company pursuant to the Company’s Amended and Restated 1995 Share Award Plan and the La Quinta Corporation 2002 Stock Option and Incentive Plan as in effect on the date hereof, provided, with respect to clauses (B) and (C), no such options shall be exercisable within such 90-day restricted period.

3.                                       Terms of Public Offering.  The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Shares are to be offered to the public initially at $5.55000 a share (the “Public Offering Price”) and to certain dealers selected by you at a price that represents a concession not in excess of $0.12400 a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession to any Underwriter or to certain other dealers.

4.                                       Payment and Delivery.  Payment for the Firm Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on November 25, 2003, or at such other time on the same or such other date, not later than December 3, 2003, as shall be designated in writing by you.  The closing of the offering and sale of the Firm Shares will be held at the offices of O’Melveny & Myers LLP, 275 Battery Street, Suite 2600, San Francisco, California  94111.

Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than January 8, 2004, as shall be designated in writing by you.  The time and date of such payment are hereinafter referred to as the “Option Closing Date.”  The closing of the offering and sale of the Additional Shares will be held at the offices of O’Melveny & Myers LLP, 275 Battery Street, Suite 2600, San Francisco, California  94111.

The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be.  The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

5.                                       Conditions to the Underwriters’ Obligations.  The obligations of the Company to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date and any Option Closing Date are subject to the condition that the Registration Statement shall have become effective prior to the date hereof, and no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Securities Act nor any proceedings initiated under Sections 8(d) and 8(e) of the Securities Act.

The several obligations of the Underwriters are subject to the following further conditions:

(a)                                  Subsequent to the execution and delivery of this Agreement and prior to the Closing Date and any Option Closing Date, as the case may be:

(i)                                     there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

(ii)                                  there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

(b)                                 The Underwriters shall have received on the Closing Date and any Option Closing Date, as the case may be, a certificate, dated such date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of such date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such date.  The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c)                                  The Underwriters shall have received on the Closing Date and any Option Closing Date an opinion of Goodwin Procter LLP, corporate counsel for the Company, dated each such date, in form and substance acceptable to the Underwriters and covering the matters set forth in Exhibit A hereto.

The opinion of Goodwin Procter LLP described in Section 5(c) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(d)                                 The Underwriters shall have received on the Closing Date and any Option Closing Date an opinion of Thompson & Knight LLP, trademark counsel for the Company, dated each such date, in form and substance acceptable to the Underwriters and covering the matters set forth in Exhibit B hereto.

The opinion of Thompson & Knight LLP described in Section 5(d) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(e)                                  The Underwriters shall have received on the Closing Date and any Option Closing Date, as the case may be, an opinion of O’Melveny & Myers LLP, counsel for the Underwriters, dated such date, in form and substance acceptable to the Underwriters.

(f)                                    The Underwriters shall have received, on each of the date hereof, the Closing Date and each Option Closing Date, a letter dated such date, in form and substance satisfactory to the Underwriters, from PricewaterhouseCoopers LLP and Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(g)                                 The “lock-up” agreements, each substantially in the form of Exhibit C hereto, between you and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date and each Option Closing Date.

(h)                                 If the Registration Statement or this Agreement has been filed with the NASD for review, the NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements and, prior to the date of this Agreement, the Representatives shall have received a letter from the NASD to such effect.

The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

6.                                       Covenants of the Company.  In further consideration of the agreements of the Underwriters herein contained, each of LQC and LQPI jointly and severally covenants with each Underwriter as follows:

(a)                                  To furnish to you, without charge, six (6) signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 6(c) below, as many copies of the Prospectus, any documents incorporated by reference, and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.  The terms “supplement” and “amendment” or “amend” as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to Exchange Act of 1934, as amended, that are deemed to be incorporated by reference in the Prospectus.

(b)                                 Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

(c)                                  If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(d)                                 To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(e)                                  To make generally available to the Company’s security holders and to you as soon as practicable an earning statement covering the twelve-month period ending December 31, 2004 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

(f)                                    Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including:  (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 6(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock, if any, and all costs and expenses incident to listing the Shares on the NYSE and other national securities exchanges and foreign stock exchanges, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show; provided, however, that it is agreed that Morgan Stanley & Co. Incorporated shall make all travel and lodging arrangements in connection with the road show and the related aggregate travel and lodging expenses shall be paid 50% by the Company and 50% by the Underwriters, (ix) the document production charges and expenses associated with printing this Agreement, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 7 entitled “Indemnity and Contribution”, and the last paragraph of Section 9 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

7.                                       Indemnity and Contribution.

(a)                                  Each of LQC and LQPI jointly and severally agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

(b)                                 Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

(c)                                  In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(d)                                 To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

(e)                                  The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)                                    The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

8.                                       Termination.  The Underwriters may terminate this Agreement by notice given by you to the Company, if  after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities, or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

9.                                       Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter; provided that the allocations that you specify shall not cause any of the Underwriters to exceed the ownership limitations under the current certificate of incorporation of LQC or the ownership limitations under the current certificate of incorporation of LQPI.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.  In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default provided that such purchase shall not cause any of the Underwriters to exceed the ownership limitations under the current certificate of incorporation of LQC or the ownership limitations under the current certificate of incorporation of LQPI.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

10.                                 Counterparts.  This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

11.                                 Applicable Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

12.                                 Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

Very truly yours,

LA QUINTA CORPORATION

	By:	/s/ Steven J. Flowers
Name: Steven J. Flowers
Title: Vice President and Treasurer

LA QUINTA PROPERTIES, INC.

	By:	/s/ Steven J. Flowers
Name: Steven J. Flowers
Title: Vice President and Treasurer

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Credit Lyonnais Securities (USA) Inc.
CIBC World Markets Corp.

Acting severally on behalf of themselves and the several Underwriters named in Schedule I hereto.

By:	Morgan Stanley & Co. Incorporated

By:	/s/ David Schwarzback
Name: David Schwarzback
Title: Vice President